UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report: January 22, 2009
(Date of earliest event reported)
INTERWOVEN, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-27389	77-0523543

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

160 East Tasman Drive, San Jose, CA	95134

(Address of principal executive offices)	(Zip Code)
(408) 774-2000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
     On January 22, 2009, Interwoven, Inc., a Delaware corporation (“Interwoven” or the “Company”), Autonomy Corporation plc, a corporation formed under the laws of England and Wales (“Autonomy”), and Milan Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Autonomy (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to satisfaction or waiver of the conditions therein, Autonomy will acquire Interwoven through the merger of Merger Sub into Interwoven (the “Merger”).
     Under the terms of the Merger Agreement, the holders of shares of common stock of Interwoven (other than stockholders who perfect their appraisal rights under applicable provisions of Delaware law) that are outstanding immediately prior to the time of the consummation of the Merger (the “Effective Time”) will receive $16.20 in cash, without interest, for each share of Interwoven common stock held by them. In addition, at the Effective Time, all outstanding options to purchase common stock of Interwoven with exercise prices at or below $40.00 per share and all outstanding restricted stock units will be assumed by Autonomy and will become options to purchase, or restricted stock units settleable in, Autonomy ordinary shares on the same terms and conditions as are in effect immediately prior to the Effective Time, except that the exercise price (if applicable) and number of shares subject to each such stock option or restricted stock unit will be adjusted to reflect the trading price of Autonomy shares at such time relative to the cash price payable in the Merger. Any stock options of Interwoven not assumed by Autonomy will be cancelled, and no cash or other consideration will be paid to the holders of such cancelled options.
     The consummation of the Merger is conditioned upon, among other things, the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Interwoven’s common stock, the approval of the Merger Agreement by the affirmative vote of the holders of a majority of Autonomy’s ordinary shares present at an extraordinary general meeting of Autonomy’s shareholders (the “Parent Shareholder Approval”) and other closing conditions set forth in the Merger Agreement, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. In addition, if the consummation of the Merger occurs before April 22, 2009, the Merger Agreement provides that, as a condition to closing, the Company must hold cash, marketable securities and other eligible investments with a collective value of at least $174,198,525 if closing occurs before March 20, 2009, at least $179,198,525 if closing occurs from March 20, 2009 through March 31, 2009, and at least $185,198,525 if closing occurs from April 1, 2009 through April 21, 2009. However, this condition to closing does not apply following April 21, 2009.
     In order to induce Autonomy to enter into the Merger Agreement, each member of the Company’s Board of Directors and certain executive officers of Interwoven, collectively holding less than 1% of Interwoven’s outstanding common stock, entered into voting agreements with Autonomy pursuant to which they agreed to, among other things, vote all shares of Interwoven’s common stock held by them in favor of the adoption of the Merger Agreement.
     The description contained in this Item 1.01 of certain terms of the Merger Agreement and the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Interwoven. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Interwoven’s public disclosures.
Additional Information About the Proposed Transaction and Where You Can Find It
     In connection with the proposed transaction, Interwoven intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF INTERWOVEN ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY INTERWOVEN WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and the other relevant materials, when available, and any other documents filed by Interwoven with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Interwoven may obtain free copies of the documents filed with the SEC by contacting Interwoven Investor Relations at (408) 953-7284 or Interwoven, Inc., 160 E. Tasman Drive, San Jose, California 95134. You may also read and copy any reports, statements and other information filed by Interwoven with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
     Interwoven and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Interwoven stockholders in favor of the proposed transaction. Certain executive officers and directors of Interwoven have interests in the transaction that may differ from the interests of stockholders generally, including without limitation acceleration of vesting of stock options and restricted stock units, benefits conferred under severance and change in control arrangements, and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of January 22, 2009 by and among Autonomy Corporation plc, Milan Acquisition Corp. and Interwoven, Inc.*

*	Schedules have been omitted pursuant to Regulation S-K Item 601(b)(2). Interwoven hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES
       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.
Date: January 22, 2009	By:	/s/ John E. Calonico, Jr.
John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of January 22, 2009 by and among Autonomy Corporation plc, Milan Acquisition Corp. and Interwoven, Inc.*

*	Schedules have been omitted pursuant to Regulation S-K Item 601(b)(2). Interwoven hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.